Exhibit 10.17
Execution Version
PLEDGE AND SECURITY AGREEMENT
(TNP Strategic Retail Trust, Inc.)
     This PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is made and entered into as of November 12, 2009 by and between TNP Strategic Retail Trust, Inc., a Maryland corporation having an address of 1900 Main Street, Suite 700, Irvine, California 92614 (“Grantor”), and KeyBank National Association, a national banking association having a principal place of business at 225 Franklin Street, 18th Floor, Boston, Massachusetts 02110, as agent (in such capacity, “Agent”) for itself and any other lenders who become Lenders under the Credit Agreement (as hereinafter defined) collectively referred to as “Lenders” and each individually referred to as a “Lender”).
     1. Grant of Pledge and Security Agreement. Grantor does hereby pledge, assign, transfer and deliver to Agent and does hereby grant to Agent a continuing security interest in the Collateral to secure the Obligations (as each such term is hereinafter defined).
     2. Credit Agreement; Guaranty and Defined Terms. The Grantor, Thompson National Properties, LLC, a Delaware limited liability company and Anthony W. Thompson (collectively the “Guarantors”) have executed and delivered to the Agent, for the benefit of the Lenders that certain Guaranty Agreement dated as of even date herewith (as amended, restated and/or modified from time to time, the “Guaranty”), pursuant to which the Guarantors guaranteed all of the obligations, liabilities and indebtedness of TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership (the “Borrower”) to the Lenders under that certain Revolving Credit Agreement of even date herewith among the Borrower, Agent and Lenders (as amended, restated and/or modified from time to time, the “Credit Agreement”), the Notes and the related Loan Documents (each as defined in the Credit Agreement). The Grantor has agreed to provide this Agreement in order to, inter alia, secure the Obligations (as hereinafter defined) and the obligations of the Grantor under the Guaranty and related Loan Documents. Capitalized terms used herein which are not otherwise specifically defined shall have the same meaning herein as in the Credit Agreement.
     3. Collateral. The term “Collateral” shall mean and include all of Grantor’s right, title and interest in and to the following, whether now existing or hereafter coming into existence:
     (a) all Equity Interests (as defined in the Credit Agreement) of Grantor in and to the Entities (as defined in the Credit Agreement and which, for purposes of clarification, includes, without limitation, the Borrower), as a member, partner, owner or creditor thereof, including, without limitation, all certificates (if any) representing or evidencing such Equity Interests standing in Grantor’s name (all in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignments in blank, and any required transfer tax stamps), and all other rights of Grantor under any and all certificates of formation and organization, articles of incorporation and organization, operating agreements, partnership agreements, by-laws, shareholder agreements and any other agreement and document related to the formation, creation, governance, management and/or operation of the applicable Entity (collectively, the “Entity Governance Documents,” and individually, an “Entity Governance Document”), including, without limitation, all right, title and interest (if any) of Grantor as a member, shareholder, partner, manager or director, as the case may be, to participate in the operation or management of the Entities and all rights of the Grantor to the property, assets, ownership interests, dividends and distributions under the Entity Governance Documents, all books, records and papers, accounts and general intangibles relating thereto, and all products and proceeds, both cash and non-cash, arising out of or in respect of any of the foregoing;
     (b) all income, money, cash flow, distributions, dividends, refinancing and sale proceeds paid or to be paid to Grantor, other rights to payments of distributions, dividends, and other proceeds (the “Rights to Proceeds”), and any and all property and amounts received by Grantor, in each case only on account of Grantor being a member, partner, shareholder, owner or creditor of the Entities and all products and proceeds, both cash and non-cash, arising out of or in respect of any of the foregoing; and all substitutions, additions, interest, and other distributions arising out of or in respect thereof, all deposit, lockbox and other accounts established by Grantor whether at Agent or otherwise for the deposit of Net Proceeds and any cash collateral accounts established, in each case, pursuant to the Credit Agreement (the “Accounts”) and general intangibles relating thereto, and all products and proceeds, both cash and non-cash, arising out of or in respect of any of the foregoing; and
     (c) the Distribution Account (as defined in Section 6.13 of this Agreement).
     Notwithstanding anything to the contrary herein, in the Credit Agreement, or any other Loan Document, the term “Collateral” shall not include, and this Agreement shall not constitute a grant of a security interest in: (i) Grantor’s right, title or interest in the Equity Interests of Grantor in and to an Entity to the extent that this Agreement or such a grant of a security interest is prohibited by, or under the terms thereof, constitutes a breach or default under or directly or indirectly results in the termination of or requires any consent not obtained under, the documents evidencing and securing Permitted Additional Debt or Property Level Debt (the “Permitted Additional Debt Documents”) and/or the Entity Governance Documents for such Entity, except to the extent that the provision in such documents providing for such prohibition, breach, default or termination or requiring such consent is ineffective under Sections 9-406, 9-408, 9-409 of the UCC (as defined below) or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law (including Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute) or principles of equity, provided that upon the ineffectiveness, lapse or termination of any such provision of the Permitted Additional Debt Documents or Entity Governance Documents, the Collateral shall include, and Grantor shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect; and (ii) all voting rights in the Collateral (the “Rights to Vote”) if and to the extent that the transfer or pledge thereof is prohibited or limited by the Permitted Additional Debt Documents or the Entity Governance Documents ((i) and (ii) being collectively, the “Excluded Rights”).

     For purposes of clarification, the “Collateral” is not intended to include, and hereby expressly excludes, any Equity Interests in an Entity owned or otherwise held by any Person that is a third party joint venture partner of the Grantor (and is not an affiliate or Subsidiary of Grantor).
     Capitalized terms used in this Section and not defined in the Credit Agreement shall have the same meaning herein as in the Uniform Commercial Code as adopted in the Commonwealth of Massachusetts (the “UCC”).
     4. Obligations. The term “Obligations” shall mean all obligations of Grantor to Agent or any Lender, whether now existing or hereafter arising, direct or indirect, absolute or contingent, under: (i) this Agreement; (ii) the Guaranty; (iii) any other Loan Document; (iv) all indebtedness to Agent and Lenders incurred by Grantor, Borrower and any Obligor relating to the Loan Documents prior to, during or following any proceedings in respect of a bankruptcy, reorganization or insolvency; and (v) each of the foregoing together with each amendment, extension, modification, replacement or recasting of any one or more of such agreements.
     5. Warranties and Representations. Grantor warrants and represents to, and agrees with, Agent and Lenders that:
     5.1 Grantor is and shall be (a) the sole owner of the Equity Interests (as set forth in the Entity Governance Documents and as described on Exhibit A attached hereto and made a part hereof) and the Collateral free and clear of all pledges, liens, security interests and other encumbrances of every nature whatsoever, except in favor of Agent and (b) the owner of the Excluded Rights, free and clear of all pledges, liens, security interests and other encumbrances of every nature whatsoever, except in favor of Agent and except as set forth in the provisions of the Permitted Additional Debt Documents and the Entity Governance Documents, copies of which provisions have been delivered to Agent to the extent the same are in existence as of the date hereof.
     5.2 Grantor has the corporate power and authority to pledge the Collateral and to grant the security interest in the Collateral as herein provided.
     5.3 Except as permitted by the Credit Agreement, there are no restrictions on the transfer of the Collateral to Agent hereunder or with respect to any subsequent transfer thereof or realization thereupon by Agent.
     5.4 The execution, delivery and performance of this Agreement by Grantor does not and shall not result in the violation of any mortgage, indenture, material contract, instrument, agreement, judgment, decree, order, statute, rule or regulation to which Grantor is subject or by which it or any of its Entities is bound; it being understood that only because the definition of Collateral excludes the Excluded Rights, there is no violation of the applicable provisions of the Permitted Additional Debt Documents and the Entity Governance Documents.
     5.5 Grantor shall not suffer or permit any lien or encumbrance to exist on or with respect to the Collateral except in favor of Agent or as may be permitted by the Credit Agreement.

     5.6 This Agreement (i) has been duly authorized, executed and delivered by Grantor and (ii) constitutes the legal, valid and binding obligation of Grantor enforceable in accordance with the terms hereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
     5.7 As of the date hereof, none of the Grantor’s direct ownership interests constituting the Collateral are certificated. None of the Collateral constitutes “securities” or “investment property” as such terms are used in the UCC.
     5.8 To the extent requested by Agent, true and correct copies of the Entity Governance Documents have been delivered by Grantor to Agent, and the same have not been amended or modified except as disclosed to Agent in writing.
     5.9 To the extent requested by Agent, true and correct copies of the Permitted Additional Debt Documents in existence as of the date hereof have been delivered by Grantor to Agent, and the same have not been amended or modified except as disclosed to Agent in writing.
     5.10 Exhibit A is a complete and correct list of all Entities, and such Exhibit A sets forth for each such Entity, (a) the jurisdiction of organization of such Entity, (b) each Person holding any Equity Interests in such Entity, (c) the nature of the Equity Interests held by each such Person, and (d) the percentage of ownership of such Entity represented by such Equity Interests. Except as disclosed in such Exhibit A (x) all of the issued and outstanding capital stock of each such Entity organized as a corporation is validly issued, fully paid and nonassessable and (y) except as permitted, in writing, by the Agent, there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Entity.
     5.11 Except for the filing of any UCC financing statements in connection with this Agreement, Grantor is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental instrumentality or other agency or any other Person in connection with or as a condition to the execution, delivery or performance of this Agreement, except such consents as have already been obtained, it being understood that only because the definition of Collateral excludes the Excluded Rights, no consent, approval, or authorization is needed by Grantor in connection with or as a condition to the execution, delivery or performance of the Agreement.
     5.12 Grantor’s correct legal name, state of organization and principal address are accurately and completely set forth in the first paragraph of this Agreement.

     6. Grantor’s Agreements. Grantor agrees so long as the Obligations remain outstanding that:
     6.1 Grantor shall execute all such instruments, documents and papers, and will do all such acts as Agent may reasonably request (provided the same do not materially increase Grantor’s liabilities or obligations) from time to time to carry into effect the provisions and intent of this Agreement including, without limitation, the execution of notifications to obligors on the Collateral, and will use good faith reasonable efforts to do all such other acts as Agent may reasonably request with respect to the perfection and protection of the pledge and security interest granted herein and the assignment effected hereby, to the extent the same are permitted by the applicable Entity Governance Documents.
     6.2 Grantor shall keep the Collateral and Excluded Rights free and clear of all liens, encumbrances, attachments, security interest pledges and charges except for this Agreement and as otherwise permitted by the Credit Agreement.
     6.3 Grantor shall not sell, assign, transfer or otherwise dispose of the Collateral or any Excluded Rights or any interest therein to any other person, firm, corporation or entity, except for Permitted Distributions and except as permitted under the Credit Agreement.
     6.4 Grantor shall cause the lien hereof to be registered in the books and records maintained by the Entities and cause each such Entity to execute and deliver an Entity Consent acknowledging the foregoing.
     6.5 To the extent required by the Credit Agreement, Grantor shall deliver to Agent, if and when received by Grantor, any item representing or constituting any of the Collateral received by Grantor; and if, after the occurrence and during the continuance of an Event of Default, any of such proceeds should be paid to or come into the hands of Grantor, Grantor shall hold the same in trust for prompt delivery to Agent to be held as additional Collateral.
     6.6 Grantor shall not exercise any right with respect to the Collateral or the Excluded Rights which would dilute or materially adversely affect Agent’s rights in the Collateral unless otherwise permitted by the terms of the Credit Agreement; provided that the foregoing shall not be deemed to limit any actions reasonably taken by an Entity in connection with the operation, maintenance or repair of a Property and which are otherwise in compliance with any applicable Property Loan Documents.
     6.7 Grantor shall, upon request from Agent, from time to time, use commercially reasonable efforts to cause the issuer of any securities comprising any of the Collateral which may be, but has not been, certificated, to issue certificates with respect thereto in the name of Grantor or, if so requested by Agent after the occurrence and during the continuance of an Event of Default, in the name of Agent or that of its nominee as secured party. Pursuant to Section 6.5, upon the occurrence and during the continuance of an Event of Default, Agent may receive the income and any distributions with regard to the Collateral and hold the same as Collateral for the Obligations, or apply the same to any defaulted Obligation of Grantor owed to Lenders.
     6.8 In the case of certificated securities, Grantor shall promptly pledge and deposit hereunder with Agent, any equity securities, certificates or other rights to acquire a certificate of

Equity Interests of the Entities acquired by Grantor in evidence of the Collateral, whether by new issuance or by declaration of a dividend or distribution with respect to, or a split of, or conversion of, any securities now or hereafter held in pledge (all, if applicable and as reasonably requested by Agent, in suitable form for transfer by delivery or accompanied by (a) duly executed instruments of transfer or assignments in blank, and (b) any required transfer tax stamps).
     6.9 Grantor shall not enter into or consent to any amendment, modification or termination of or with respect to any organizational document or Entity Governance Document of any Entity to the extent that such amendment, modification or termination could be materially adverse to the Agent or Lenders without Agent’s prior written consent in each instance, which consent may be withheld, granted or granted conditionally in the reasonable discretion of Agent.
     6.10 Insofar as the same may be material or significant to Agent’s interests, Grantor shall perform all of its obligations as an owner of an interest in an Entity owning any of the Funded Properties. Additionally, Grantor shall, in Grantor’s good faith business judgment, enforce to the extent provided for in the organizational documents or other Entity Governance Documents of the Entities, all of the material obligations of the other partners, owners or members.
     6.11 Except as may be permitted by the Credit Agreement, no Entity Governance Documents or Permitted Additional Debt Documents executed after the date hereof shall contain any Excluded Rights without the prior written consent of Agent, which consent shall not be unreasonably withheld.
     6.12 Grantor shall not permit any of the Equity Interests constituting the Collateral to be certificated or to be a “security” or “investment property” as such terms are used in the UCC.
     6.13 If requested by Agent, after the occurrence and during the continuance of an Event of Default, Grantor shall deposit all cash and other Net Proceeds received as a direct or indirect distribution from the Entities into a deposit account (the “Distribution Account”), maintained with Key (as defined in the Credit Agreement), and which Distribution Account shall be subject to the provisions of Section 9.11 of the Credit Agreement.
     6.14 On the date of this Agreement, Grantor shall deliver to Agent the written consent of each Entity, together with the written consent of any member, partner, shareholder or other holder of an Equity Interest where the consent of such Person is required, under the applicable Entity Governance Documents, for the transactions contemplated by this Agreement, all substantially in the form of the Consent, Acknowledgement and Agreement attached hereto as Exhibit B (each, a “Consent”). Grantor shall deliver a Consent with respect to any Entity in which Grantor acquires an interest within the time period specified in the Credit Agreement (or if no time is so specified, then within five (5) Business Days after acquisition of such Equity Interests).
     6.15 Grantor will, upon obtaining ownership of any additional Equity Interests or Collateral in an Entity, within the time periods specified in the Credit Agreement (or if no time is so specified, then within five (5) Business Days after acquisition of such Equity Interests) deliver to Agent an addendum to this Pledge Agreement in the form of Exhibit C attached hereto and made a part hereof (each, a “Pledge Agreement Addendum”), duly executed by Grantor, in respect of any such additional Equity Interests and Collateral, pursuant to which Grantor pledges, assigns, transfers, delivers and grants a security interest to the Agent, for the benefit of the Lenders, in and to such Equity Interests and Collateral. Grantor hereby authorizes Agent to attach each Pledge Agreement Addendum to this Agreement and agrees that all Equity Interests listed on any Pledge Agreement Addendum delivered to Agent shall for all purposes hereunder be considered Collateral. In the event any such additional Equity Interests identified on a Pledge Agreement Addendum are represented by certificated securities or other certificates, Grantor shall deliver, together with such Pledge Agreement Addendum, all such certificates (if any) representing or evidencing such Equity Interests standing in Grantor’s name (all in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignments in blank, and any required transfer tax stamps). Upon the execution and delivery of a Pledge Agreement Addendum, Exhibit A hereto shall be deemed to be amended and modified to reflect such new or additional Equity Interests of the Grantor.
     6.16 Subject to the provisions of Section 3 of this Agreement related to Excluded Rights, in the event that Grantor currently holds or hereafter acquires any Equity Interests or additional Equity Interests or other Collateral in an Entity (each, a “New Grantor”) and such New Grantor, directly or indirectly, holds Equity Interests in and to an Entity owning a Property (or having rights in and to such Property), Grantor shall cause such New Grantor to execute and deliver to the Agent, for the benefit of the Lenders, a Joinder to Pledge and Security Agreement (a “Joinder”), each in the form of Exhibit D attached hereto and made a part hereof, pursuant to which such New Grantor pledges, assigns, transfers, delivers and grants a security interest to the Agent, for the benefit of the Lenders, in and to any Equity Interests and Collateral of such New Grantor in and to any Entity. Upon execution and delivery of any Joinder, each New Grantor executing such Joinder shall be deemed a “Grantor” for purposes of this Agreement, and Exhibit A hereto shall be deemed to be amended and modified to reflect such Equity Interests of the New Grantor, all as if such New Grantor had been an original signatory to this Agreement. Additionally, the Grantor shall comply with the provisions of Section 6.15 of this Agreement with respect to the Equity Interests of Grantor in and to such New Grantor.
     6.17 Grantor shall not, without the prior written consent of Agent in each instance, vote the Collateral or the Excluded Rights in favor of or consent to any resolution or action which does or might: (a) impose any restrictions upon the sale, transfer or disposition of the Collateral other than restrictions, if any, the application of which is waived to the full satisfaction of Agent as to the Collateral; (b) result in the issuance of any additional Equity Interest in an Entity, or of any class of security, which issuance might adversely affect the value of the Collateral; (c) vest additional powers, privileges, preferences or priorities to any other class of interest in an Entity to the detriment of the value of or rights accruing to the Collateral; (d) permit any Entity to sell, transfer, assign, pledge, mortgage, or otherwise encumber any property owned by such Entity, or to incur any new indebtedness, unless Agent has given its prior written consent (which consent shall not be unreasonably withheld) or unless permitted by the Credit Agreement; (e) have the effect of impairing the position or interest of Agent with respect to the Collateral or Agent’s rights and remedies under the Credit Agreement or any other Loan Document referred to therein, except as otherwise permitted in the Credit Agreement, provided that the foregoing shall not be deemed to limit any actions reasonably taken by an Entity in connection with the operation, maintenance or repair of a Property and which are otherwise in compliance with any applicable Property Loan Documents; (f) cause an Event of Default; (g) adversely affect the value of the Collateral in the reasonable opinion of Agent, except otherwise permitted in the Credit Agreement, provided that the foregoing shall not be deemed to limit any actions reasonably taken by an Entity in connection with the operation, maintenance or repair of a Property and which are otherwise in compliance with any applicable Property Loan Documents; or (h) authorize or effect any action then prohibited by the Credit Agreement or any other Loan Document referred to therein.
     6.18 Grantor shall not itself, or on behalf of any Entity, take any action or refrain from taking any action which would cause or result in a violation of any provisions of the Loan Documents.
     6.19 Grantor shall take all such actions as may be necessary or desirable in order to insure that all of the Obligations under the Loan Documents are punctually and faithfully paid and performed in the manner provided for therein.
     7. Events of Default. Upon the occurrence of any one or more of the following events (collectively, “Events of Default”) any and all of the Obligations of Grantor to Agent and Lenders shall become immediately due and payable at the option of Agent, without further notice or demand: (i) the occurrence of an uncured Event of Default as defined in the Credit Agreement; (ii) the failure of Grantor to pay and perform all of Grantor’s obligations to Agent and Lenders hereunder and/or under the Guaranty, unless such failure is cured or remedied within the applicable grace or notice and cure period, if any, set forth or referred to in the Credit Agreement; (iii) the making of any levy, seizure, or attachment of any of the Collateral; (iv) the sale, transfer, pledge, or any encumbrance on the Collateral (excluding transfers permitted under the Credit Agreement); or (v) other than because of Agent’s gross negligence or willful misconduct, this Agreement shall at any time for any reason cease to be in full force and effect or shall be determined to be null and void, or the validity or enforceability thereof shall be contested by Grantor or Grantor shall deny that it has any liability or obligation thereunder.
     Upon any such uncured Event of Default, Agent may exercise any one or more of Agent’s rights and remedies as hereinafter set forth or as set forth and provided for in each of the other Loan Documents.
     8. After Event of Default.
     8.1 Upon the occurrence of any Event of Default, and during the continuance thereof, Agent shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which Agent may sell or otherwise dispose of the Collateral and/or enforce and collect the Collateral (including, without limitation, the liquidation of debt instruments or securities and the exercise of conversion rights with respect to convertible securities, whether or not such instruments or securities have matured, and whether or not any penalties or other charges are imposed on account of such action) for application towards (but not necessarily in complete satisfaction of) the Obligations. Grantor shall remain liable to Agent for any deficiency remaining following such application.
     8.2 Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market (in which event Agent shall give Grantor such notice as may be practicable under the circumstances), Agent shall give Grantor at least the greater of the minimum notice required by law or ten (10) days’ prior written notice of the date, time and place of any public sale thereof, or of the time after which any private sale or any other intended disposition is to be made.
     8.3 Grantor acknowledges that any exercise by Agent of Agent’s rights upon an uncured Event of Default will be subject to compliance by Agent with the applicable statutes, regulations, ordinances, directives and orders of any federal, state, municipal or other governmental authority including, without limitation, any of the foregoing which may restrict the sale or disposition of securities. Agent in its sole discretion at any such sale or in connection with any such disposition may restrict the prospective bidders or purchasers as to their number, nature of business, investment intention, or otherwise, including, without limitation a requirement that the persons making such purchases represent and agree to the satisfaction of Agent that they are purchasing the Collateral, or some portion thereof, for their own account, for investment and not with a view towards the distribution or a sale thereof, or that they otherwise fall within some lawful exemption from registration under applicable laws.
     8.4 The proceeds of any collection or of any sale or disposition of the Collateral, or any portion thereof, held pursuant to this Agreement shall be applied towards the Obligations in such order and manner as Agent determines in its sole discretion, any statute, custom or usage to the contrary notwithstanding. Grantor shall remain liable to Agent and Lenders for any deficiency remaining following such application.
     8.5 If at any time when Agent shall determine to exercise its right to sell all or any part of the Collateral pursuant to this Section, and if such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as from time to time in effect (the “Securities Act”) or the securities laws of any state, Agent in its sole and absolute discretion, is hereby expressly authorized to sell such Collateral or such part thereof by arm’s-length private sale in such manner and under such circumstances as Agent may reasonably determine in order that such sale may legally be effected without such registration. Agent may sell all or any part of the Collateral at any price which is commercially reasonable under the circumstances, in its reasonable discretion. Grantor acknowledges that Agent may resort to one or more private sales to a single purchaser or a restricted group of purchasers who may be obligated to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Grantor agrees that private sales may be at prices and other terms less favorable to Grantor than if such Collateral were sold at a public sale and that Agent shall have no obligation to delay the sale of any such portion of the Collateral for the period of time necessary to permit the issuer of such Collateral to register or qualify such Collateral, even if such issuer would, or should, proceed to register or qualify such Collateral for public sale. Grantor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a “commercially reasonable” manner.
     8.6 Except for its gross negligence or willful misconduct, Agent shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any arm’s-length private sale pursuant to this Agreement. Grantor hereby waives any claims against Agent arising by reason of the fact that the price at which the Collateral may have been sold at such private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the secured Obligations, even if Agent accepts the first offer received and does not offer the Collateral to more than one offeree.
     8.7 In connection with the exercise by Agent of any of its rights and remedies under this Agreement, Grantor waives any rights that it may have under the Entity Governance Documents or otherwise, including without limitation, rights of first refusal, and hereby consents to the assignment of the Collateral (including any economic interest therein and all voting rights and respect thereof) to any other person.
     9. Payments on Account of Collateral. Upon the occurrence and during the continuance of any Event of Default, all payments due on account of the Collateral, whether or not such payments are ordinary and regular cash distributions, shall be paid to Agent or, at Agent’s option, to Agent’s nominee.
     10. Actions By Agent. Grantor hereby designates Agent, or any agent designated by Agent, as the attorney-in-fact of Grantor, which power of attorney shall be exercisable during the continuance of an Event of Default, to: (a) endorse in favor of Agent any of the Collateral; (b) cause the transfer of any of the Collateral in such name as Agent may from time to time determine; (c) renew, extend or roll over any Collateral; and (d) make, demand and initiate actions to enforce any of the Collateral or rights therein. Agent may take such action with respect to the Collateral as Agent may reasonably determine to be necessary to protect and preserve its interest in the Collateral. Agent shall also have and may exercise at any time all rights, remedies, powers, privileges and discretions of Grantor with respect to and under the Collateral; provided, however, Agent shall have no right to exercise any voting rights available to holders of the Collateral at any time the Collateral is held by Agent solely as secured party hereunder unless an uncured Event of Default has occurred and is continuing (and has not been waived by Agent), and then only to the extent such voting rights are not part of the Excluded Rights. The within designation and grant of power of attorney is coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of Agent. The power of attorney shall not be affected by subsequent disability or incapacity of Grantor. Agent shall not be liable for any act or omission to act pursuant to this Section 10, except for any act or omission to act which is in actual bad faith is grossly negligent or resulting from willful misconduct.
     11. Rights and Remedies. The rights, remedies, powers, privileges and discretions of Agent hereunder (hereinafter, the “Rights and Remedies”) shall be cumulative and not exclusive of any rights, remedies, powers, privileges or discretions which it may otherwise have. No delay or omission by Agent in exercising or enforcing any of the rights and remedies shall operate as, or constitute, a waiver thereof. No waiver by Agent of any default or any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under the Loan Documents. No exercise of any of the Rights and Remedies and no other agreement or transaction of whatever nature entered into between Agent and Grantor at any time shall preclude any other exercise of the Rights and Remedies. No waiver by Agent of any of the Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion nor shall it be deemed a continuing waiver. All of the Rights and Remedies and all of Agent’s rights, remedies, powers, privileges and discretions under any other agreement or transaction are cumulative and not alternative or exclusive and may be exercised by Agent at such time or times in such order of preference as Agent in its sole and absolute discretion may determine.
     12. Grantor’s Consent and Waiver. Grantor hereby consents to the extension, renewal, amendment, modification or recasting from time to time of the Obligations or of any instrument, document or agreement evidencing or securing any of the same, and Grantor specifically waives any notice of the creation or existence of any of such Obligations and of any such extension, renewal, amendment, modification or recasting. Grantor also agrees that Agent may enforce its rights as against Grantor, the Collateral, or as against any other party liable for the Obligations, or as against any other collateral given for any of the Obligations, in any order or in such combination as Agent may in its sole discretion determine, and Grantor hereby expressly waives all suretyship defenses and defenses in the nature thereof, agrees to the release or substitution of any collateral hereunder or otherwise, and consents to each and all of the terms, provisions and conditions of the other Loan Documents. Grantor agrees that it shall not have any right of subrogation under any of the Loan Documents or any right to participate in any security for the Obligations or any right to reimbursement, exoneration, contribution, indemnification or any similar rights, and Grantor hereby waives all of such rights. Upon the occurrence and during the continuance of an Event of Default, Grantor hereby irrevocably authorizes the Entities to accept and act upon all instructions and directions given by Agent to the Entities with respect to the Collateral, without the necessity of further authorization or consent from, or notice to, Grantor. Grantor further: (a) waives presentment, demand, notice and protest with respect to the Obligations and the Collateral; (b) waives any delay on the part of Agent; (c) assents to any indulgence or waiver which Agent may grant or give any other Person liable or obliged to Agent for or on account of the Obligations; (d) authorizes Agent to alter, amend, cancel, waive or modify any term or condition of the obligations of any other Person liable or obligated to Agent for or on account of the Obligations without notice to or further consent from Grantor; (e) agrees that no release of any Entities securing the Obligations shall affect the rights of Agent with respect to the Collateral hereunder which is not so released; and (f) to the fullest extent that it is not unlawful to do so, waives the right to notice and/or hearing, if it might otherwise be entitled thereto, prior to Agent’s exercising the Rights and Remedies upon and during the continuance of an Event of Default. Additionally, to the maximum extent permitted by applicable law, Grantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any disability or other defense of Borrower or any other Obligor with respect to the obligations evidenced hereby, (ii) the unenforceability or invalidity of any security or guaranty for the obligations evidenced hereby or the lack of perfection or continuing perfection or failure of priority of any security for the obligations evidenced hereby, (iii) the cessation for any cause whatsoever of the liability of Borrower or any other Obligor (other than by reason of the full payment and performance of all Obligations), (iv) any failure of Agent or any Lender to comply with applicable law in connection with the sale or other disposition of any Collateral, (v) any act or omission of Agent or any Lender or others that directly or indirectly results in or aids the discharge or release of Borrower, any Obligor or the Obligations evidenced hereby or any security or guaranty therefor by operation of law or otherwise, (vi) the avoidance of any lien in favor of Agent or any Lender for any reason, (vii) the filing of any bankruptcy, reorganization or other insolvency proceeding against Borrower or any Obligor, or (viii) any action taken by Agent or any Lender that is authorized by this Section or any other provision hereof or of any Loan Document. Grantor assumes all responsibility for being and keeping itself informed of Borrower’s financial condition and assets, and all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which Grantor assumes and incurs hereunder, and agrees that neither Agent nor any Lender shall have any duty to advise Grantor of information known to it regarding such circumstances or risks.
     13. Agent May Assign. Grantor agrees that upon any sale or transfer by Agent of the Note and the indebtedness evidenced thereby, subject to the requirements of the Credit Agreement, Agent may assign or transfer its rights and interest under this Agreement in whole or in part to the purchaser or transferee, who shall thereupon become vested with all powers and rights given to Agent in respect thereto, and Agent and Lenders shall be thereafter forever relieved and fully discharged from any liability or responsibility in connection therewith occurring after such delivery.
     14. Limits on Agent’s Duties. Agent shall have no duty as to the collection or protection of the Collateral, or any portion thereof, or any income or distribution thereon, beyond the safe custody of such of the Collateral as may come into the actual possession of Agent, and Agent shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto.
     15. WAIVER OF JURY TRIAL. EACH OF GRANTOR, LENDERS AND AGENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE CREDIT AGREEMENT OR ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDERS AND AGENT TO ACCEPT THIS AGREEMENT AND ENTER THE CREDIT AGREEMENT.
     16. Miscellaneous.
     16.1 Agent’s Rights and Remedies may be exercised without resort to or regard to any other source of satisfaction of the Obligations.
     16.2 All of the agreements, obligations, undertakings, representations and warranties herein made by Grantor shall inure to the benefit of Agent and Agent’s successors and assigns and shall bind Grantor and its successors and assigns.
     16.3 This Agreement and all other instruments executed in connection herewith incorporate all discussions and negotiations between Grantor and Agent concerning the matters included herein and in such other instruments. No such discussions or negotiations shall limit, modify or otherwise affect the provisions hereof. No modification, amendment or waiver of any provisions of the within Agreement or of any provision of any other agreement between the Grantor and Agent shall be effective unless executed in writing by the party to be charged with such modification, amendment and waiver and, if such party be Agent or Agent, then by a duly authorized officer thereof.

     16.4 This Agreement and all other documents in Agent’s possession which relate to the Obligations may be reproduced by Agent by any photographic, photostatic microfilm, microcard, miniature photographic, xerographic, PDF or similar process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile or further reproduction shall be likewise admissible in evidence.
     16.5 Captions in this Agreement are intended solely for convenience and shall not have any affect on the meaning or interest of any provisions hereof.
     16.6 Each provision hereof shall be enforceable to the fullest extent not prohibited by applicable law. The invalidity and unenforceability of any provision(s) hereof shall not impair or affect any other provision(s) hereof which are valid and enforceable.
     16.7 This Agreement may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart which is executed by the party against whom enforcement of such agreement is sought.
     16.8 Notwithstanding anything to the contrary contained herein or in any other document or agreement, the Collateral is conditionally assigned and transferred to the Agent as collateral security for the Obligations it being understood and agreed that the Agent’s entry into this Agreement shall not be deemed to be an assumption by the Agent of any obligations or liabilities which the Grantor may have under any such document or agreement or on account of the Grantor unless and until the Agent expressly and specifically assumes in writing such obligations and liabilities and then only to the extent such obligations and liabilities, if any, arise after such written assumption.
     16.9 Any notice or other communication in connection with this Agreement shall be given as set forth in the Credit Agreement.
     16.10 This Agreement shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law, other than as expressly set forth herein.
     16.11 Neither Agent nor any Lender shall, by virtue of this Agreement or its receipt of any distributions with respect to the Collateral, be deemed to be a member, partner or owner of the Entities or have any liability for the debts, obligations or liabilities of the Entities or any of the partners thereof unless and until Agent expressly and specifically assumes in writing such obligations and liabilities and then only to the extent such obligations and liabilities, if any, arise after such written assumption. Grantor hereby covenants and agrees to indemnify and hold harmless Agent from and against any and all liability, loss, or damage which it may suffer or incur and which arises out of or results from this Agreement, or acceptance of distributions pursuant hereto, or any claim of any alleged obligation, liability, or duty on the part of Grantor to perform or discharge any of the terms, covenants, or provisions of with respect to the Entities or any liability or obligation of the Entities, excluding in each case any such liability caused by the gross negligence or willful misconduct of Agent, together with all costs and expenses (including, without limitation, court costs and reasonable attorneys’ fees) paid or incurred in connection therewith.
     16.12 Within five (5) Business Days of a sale, transfer or other disposal of a portion of the Collateral that has been approved by Agent in accordance with the Credit Agreement, Agent shall deliver any releases or terminations reasonably requested by Grantor with respect to the sold Collateral.
     16.13 For the purpose of enforcing payment and performance of this Agreement, or in any other matter relating to, or arising out of, the Loan Documents, Grantor hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Massachusetts and the State of Delaware or of any federal court located in such state, waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to such at the address provided for above and service so made shall be deemed to be completed upon actual receipt or execution by a receipt by Grantor such address. Grantor hereby waives the right to contest the jurisdiction and venue of the courts located in the Commonwealth of Massachusetts and the State of Delaware on the ground of inconvenience or otherwise and, further, waives any right to bring any action or proceeding against Agent or any Lender in any court outside the Commonwealth of Massachusetts and the State of Delaware. For the purpose of enforcing the performance of obligations by Agent under the Loan Documents, or in any other matter relating to, or arising out of the Loan Documents, Agent hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Massachusetts and the State of Delaware or of any federal court located in such state, waives personal service of any and all process upon it and consents that all such service of process may be made by certified or registered mail directed to Agent at the address provided for above and service so made shall be deemed to be completed upon actual receipt or execution of a receipt by any Person at such address. The provisions of this subsection shall not limit or otherwise affect the right of Agent to institute and conduct an action in any other appropriate manner, jurisdiction or court.
     17. Termination and Release. Upon the payment and performance of the Obligations in full, the pledge of the Collateral contained in this Agreement shall terminate and Agent, at the request and reasonable expense of Grantor, will execute and deliver to Grantor an instrument or instruments, reasonably satisfactory to Grantor, acknowledging the satisfaction and termination of such pledge, and will duly assign, transfer and deliver to Grantor such of the Collateral as may be in the possession of Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any monies relating to the Collateral at the time held by Agent hereunder.
     18. Member Consent and Agreement. Grantor as the holder of Equity Interests in the Entities, hereby (a) instructs each Entity to register the rights of Agent created hereunder in the Collateral in the books and records maintained by such Entity, (b) in connection with the exercise by Agent of its rights and remedies under this Agreement, consents to the foreclosure or other disposition or assignment of the Collateral to any person or entity (an “Assignee”) and the substitution of such Assignee as a new holder of such Equity Interests and Collateral, and (c) agrees that no such assignment or substitution and no foreclosure under this Agreement or other remedies in respect thereof shall effect a termination or dissolution of such Entity. Without limiting the generality of the foregoing and notwithstanding the provisions of the applicable Entity Governance Documents, Grantor, as holder of the Equity Interests in such Entity, hereby agrees that if any Collateral is assigned to an Assignee upon the exercise by Agent of its rights and remedies pursuant to this Agreement: (x) such Assignee shall be deemed a member, manager, partner, limited partner, general partner, shareholder or other owner of such Equity Interests and Collateral, with all rights of an owner of such Equity Interests and Collateral under the applicable Entity Governance Documents, all with no further action or consent by any other Person being necessary; and (y) on and after the admission of an Assignee as a member, manager, partner, limited partner, general partner, shareholder or other owner of such Equity Interests and Collateral of the applicable Entity, such Assignee shall have all powers, statutory and otherwise, possessed by, and all obligations (to the extent such obligations first arise, and relate to events occurring, after the date that such Assignee is substituted as the new holder of the Equity Interests) of, a member, manager, partner, limited partner, general partner, shareholder or other owner of Equity Interests and Collateral under all applicable laws. Grantor hereby covenants and agrees to indemnify, defend and hold harmless Assignee from and against any claim, cause of action, expense or liability which arises out of, or otherwise results from, Grantor’s acts or omissions in its capacity as a member, manager, partner, limited partner, general partner, shareholder or other owner of such Equity Interests and Collateral of the applicable Entity, regardless of whether any such claim, cause of action, expense or liability is asserted before or after an Assignee is substituted as the new holder of the Equity Interests.
     19. Authorization. Grantor authorizes the filing by Agent, of any financing or continuation statements, or amendments thereto, describing any of the Collateral and Grantor will execute and deliver to Agent such other instruments or notices, as may be necessary or as Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted hereby, by any Pledge Agreement Addendum and/or any Joinder. Grantor also hereby ratifies and confirms any and all financing statements or amendments previously or hereafter filed, by Agent, in any jurisdiction. Upon request of the Grantor, Agent will endeavor to deliver to Grantor, copies of any such continuation statements and amendments filed by the Agent.
     20. Subordination. Except as may be otherwise specifically provided for in the Credit Agreement with respect to Permitted Distributions and repayment of Permitted Additional Debt, any indebtedness of Borrower to Grantor now or hereafter existing together with any interest thereon shall be, and such indebtedness is, hereby deferred, postponed and subordinated to the prior, full and Non-Contestable Payment and satisfaction of all Obligations of Borrower to the Lenders. Payment and satisfaction of Obligations shall be deemed “Non-Contestable Payment” only upon such payment and satisfaction and the expiration of all periods of time within which a claim for the recovery of a preferential payment, or fraudulent conveyance, or fraudulent transfer, in respect of payments received by Agent as to the Obligations could be filed or asserted with: (A) no such claim having been filed or asserted, or (B) if so filed or asserted, the final, non-appealable decision of a court of competent jurisdiction denying the claim or assertion. Except as may be otherwise specifically provided for in the Credit Agreement with respect to Permitted Distributions and repayment of Permitted Additional Debt, at all times until the full and Non-Contestable Payment and satisfaction of the Obligations of Borrower to Lenders with respect to the Obligations (and including interest accruing on the Note after the commencement of a case by or against Borrower under the Bankruptcy Code now or hereafter in effect, which interest the parties agree shall remain a claim that is prior and superior to any claim of Grantor notwithstanding any contrary practice, custom or ruling in cases under the Bankruptcy Code, as now or hereafter in effect, generally), Grantor agrees not to accept any payment or satisfaction for any kind of indebtedness of Borrower to Grantor and hereby assigns such indebtedness to Lenders including, but not limited to, the right to file proofs of claim and to vote thereon in connection with any such case under the Bankruptcy Code, as now or hereafter in effect, and the right to vote on any plan of reorganization. Further, Grantor hereby agrees that any and all security interests heretofore or hereafter granted to Grantor by Borrower in the Collateral shall be junior and subordinate to the collateral assignment and security interests in favor of the Agent hereunder.
(Signature on next page)

     This Agreement has been executed and delivered as an instrument under seal as of the date and year first above written.

GRANTOR:

TNP Strategic Retail Trust, Inc., a Maryland corporation

By	/s/ Anthony W. Thompson

	Name	Anthony W. Thompson

	Title	Chief Executive Officer

AGENT:

KeyBank National Association

By	/s/ Christopher T. Neil

	Name	Christopher T. Neil

	Title	Senior Relationship Manager

[Pledge and Security Agreement (REIT)]